Exhibit 99.2
Reconciliations of non-GAAP financial measures
Adjusted diluted earnings per share from continuing operations (“EPS”) for fiscal year (“FY”) 2009

FY2009
EPS	$4.92
Litigation charge (1)	$0.11
Tax adjustment (2)	$(0.08)

Adjusted EPS	$4.95

(1)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.

(2)	Represents the tax benefit relating to various tax settlements in multiple jurisdictions.
First quarter FY2010 foreign currency-neutral EPS growth

						Q1 FY2010		Total
				Q1 FY2009		impact of		unfavorable	Foreign	Foreign
				foreign		foreign		foreign	currency	currency
			Reported	currency	Q1 FY2009	currency	Q1 FY2010	currency	neutral	neutral
	Q1 FY2010	Q1 FY2009	growth ($)	holding gain	hedge gain	translation	hedge loss	impact	growth ($)	growth (%)
EPS	$1.30	$1.25	$0.05	$(0.09)	$(0.08)	$0.12	$(0.04)	$(0.09)	$0.14	11.2%

FY 2010 EPS Outlook

	Estimated growth	Estimated foreign	Impact of foreign
	(based on adjusted	currency neutral	currency
	FY2009 EPS of $4.95)	growth	translation
EPS guidance	2-4%	8-10%	- 6%
The FY2010 impact of - 6% represents the year-on-year change due to estimated foreign currency translation, including hedging activities, as follows:

FY2009 Items:
Actual hedge gain in FY2009	$(0.26)
Q1 FY2009 foreign currency holding gain	$(0.09)
FY2010 Activity: *
Estimated favorable effect of foreign currency translation	$0.23
Estimated hedge losses	$(0.16)

Total Year-on-Year Impact	$(0.28)
Estimated impact on EPS Growth	$(0.28)/$4.95 ~ - 6%

*	Estimated impact is based on the foreign exchange rates established for BD’s most recent fiscal year 2010 projection.